Exhibit 99.1

Press Release

For Release, 09:10AM EDT April 10, 2024

Neonode Announces Departure of Chief Executive Officer

STOCKHOLM, SWEDEN, April 10, 2024 — Neonode Inc. (NASDAQ: NEON) (“Neonode” or the “Company”) today announced that Dr. Urban Forssell, following consultation with the Board of Directors, will leave his position as Chief Executive Officer (“CEO”) of Neonode effective immediately. The Company’s Chief Financial Officer, Fredrik Nihlén, has been appointed interim CEO until a new CEO is appointed. Dr. Forssell will serve as a strategic advisor to the Company and the Board of Directors until the end of 2024.

In December 2023, Neonode announced a new, sharpened strategy with full focus on the licensing business and a phase out of its Touch Sensor Module product business through licensing to strategic partners or outsourcing. The departure of Dr. Forssell comes as Neonode enters into the next phase of its growth journey.

“The Board would like to thank Dr. Forssell for his contribution to Neonode during the past four years. Urban has been instrumental in streamlining the business and building a solid platform for business expansion. As we enter a new phase in the business, with focus on growth through licensing and forming strategic partnerships, there is a need for new leadership to take us to the next level,” says Ulf Rosberg, Chairman of the Board.

For more information, please contact:

Interim Chief Executive Officer and Chief Financial Officer

Fredrik Nihlén

E-mail: fredrik.nihlen@neonode.com

Phone: +46 703 97 21 09

About Neonode

Neonode Inc. (NASDAQ:NEON) is a publicly traded company, headquartered in Stockholm, Sweden and established in 2001. The company provides advanced optical sensing solutions for contactless touch, touch, gesture control, and in-cabin monitoring. Building on experience acquired during years of advanced research and development and technology licensing, Neonode’s technology is currently deployed in more than 90 million products, and the company holds more than 100 patents worldwide. Neonode’s customer base includes some of the world’s best-known Fortune 500 companies in the consumer electronics, office equipment, automotive, elevator, and self-service kiosk markets.

NEONODE and the NEONODE logo are trademarks of Neonode Inc. registered in the United States and other countries.

For further information please visit www.neonode.com

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Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements relating to our expectations for growth and the growing demand for our products, future performance or future events. These statements are based on current assumptions, expectations and information available to Neonode’s management and involve a number of known and unknown risks, uncertainties and other factors that may cause Neonode’s actual results, levels of activity, performance or achievements to be materially different from any expressed or implied by these forward-looking statements.

These risks, uncertainties, and factors include risks related to our reliance on the ability of our customers to design, manufacture and sell their products with our touch technology, the length of a customer’s product development cycle, our dependence and our customers’ dependence on suppliers, the global economy generally and other risks discussed under “Risk Factors” and elsewhere in Neonode’s public filings with the SEC from time to time, including Neonode’s annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. You are advised to carefully consider these various risks, uncertainties and other factors. Although Neonode management believes that the forward-looking statements contained in this press release are reasonable, it can give no assurance that its expectations will be fulfilled. Forward-looking statements are made as of today’s date, and Neonode undertakes no duty to update or revise them.